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                           IBIS TECHNOLOGY CORPORATION
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                                   STATEMENT RE: COMPUTATION OF PER SHARE LOSS

                                                  EXHIBIT 11




                                                 THREE MONTHS ENDED              NINE MONTHS ENDED
                                                    SEPTEMBER 30,                  SEPTEMBER 30,
                                             -------------------------     ---------------------------
                                                1995           1996           1995             1996
                                             -----------    ----------     -----------      ----------
Net loss reported .......................    $(1,309,339)   $ (176,766)    $(3,439,471)     $ (733,178)
                                             ===========    ==========     ===========      ==========

Primary and fully diluted loss per share:
Weighted average common
   shares outstanding ...................      3,488,404     5,171,338       3,395,655       4,568,725
                                             ===========    ==========     ===========      ==========


Net loss per common share ...............    $     (0.38)   $   (0.03)     $     (1.01)     $    (0.16)
                                             ===========    ==========     ===========      ==========

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